Exhibit 2a

Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “BIRGO REITURN FUND LLC”, FILED IN THIS OFFICE ON THE SECOND DAY OF NOVEMBER, A.D. 2021, AT 12:13 O`CLOCK P.M.

6354535 8100 SR# 20213678674	Authentication: 204573776 Date: 11-02-21

You may verify this certificate online at corp.delaware.gov/authver.shtml

STATE OF DELAWARE

CERTIFICATE OF FORMATION

OF LIMITED LIABILITY COMPANY

The undersigned authorized person, desiring to form a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is Birgo Reiturn Fund LLC

2. The Registered Office of the limited liability company in the State of Delaware is located at         850 New Burton Rd., Suite 201                         (street), in the City of     Dover                                , Zip Code     19904                            . The name of the Registered Agent at such address upon whom process against this limited liability company may be served is Cogency Global Inc.

By:	/s/ Kathleen M. La Rock
Authorized Person

Name:	Kathleen M. La Rock
Print or Type

State of Delaware Secretary of State Division of Corporations Delivered 12:13 PM 11/02/2021 FILED 12:13 PM 11/02/2021 SR 20213678674—File Number 6354535